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                                                                    EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         This Agreement is made as of the 17th day of July, 2001 between Novo Networks Operating Corp., a Delaware corporation, with offices at 300 Crescent Court, Suite 1760, Dallas, Texas 75201 (the "Company"), and Steven R. Loglisci, an individual residing in the State of Texas (the "Employee").

                                    RECITAL

         WHEREAS, the Company desires to secure the services and employment of the Employee on behalf of the Company, and the Employee desires to enter into employment with the Company, upon the terms and conditions hereinafter set forth.

         NOW, THEREFORE, in consideration of the mutual covenants and promises contained herein, the parties hereto, each intending to be legally bound hereby, agree as follows:

         1. Employment. The Company hereby employs the Employee as Chief Executive Officer of the Company, and the Employee accepts such employment for the term of employment specified in Section 3 below. Except with respect to AxisTel Communications, Inc., which shall be effective on July 27, 2001, effective immediately and continuing during the Employment Term (as defined below), the Employee shall serve as Chief Executive Officer of the Company, e.Volve Technology Group, Inc., Novo Networks Global Services, Inc., and Novo Networks International Services, Inc. (collectively, the "Companies"), performing such duties as shall be reasonably required of such an employee of the Companies, and shall have such other powers and perform such other additional executive duties as may from time to time be assigned to him by the Board of Directors of the Companies. The Company acknowledges that the Employee's primary place of business shall be Dallas, Texas.

         2. Performance. The Employee will serve the Companies faithfully and to the best of his ability and will devote substantially all of his time, energy, experience and talents during regular business hours and as otherwise reasonably necessary to such employment, to the exclusion of all other business activities.

         3. Employment Term. The employment term shall begin on the date of this Agreement and continue until and as set forth on Schedule 3, unless earlier terminated pursuant to Section 6 below (the "Employment Term").

         4.       Compensation.

         (a) Salary. During the Employment Term, the Company shall pay the Employee the base salary set forth on Schedule 4(a), with such increases thereto as shall be in the sole discretion of the Board of Directors of the Company. The base salary shall be payable in accordance with current Company procedures and shall be subject to applicable withholding for taxes and the base salary shall not be decreased by any amount or for any reason other than pursuant to Section 7.


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         (b)      Medical and Dental Health and Other Benefits. During the
Employment Term, the Employee shall be entitled to medical and dental health and other benefits in accordance with the current Company procedures with respect to its executive level employees.

         (c) Vacation; Sick Leave. During the Employment Term, the Employee shall be entitled to up to one (1) week of vacation and shall be entitled to sick leave in accordance with the current Company procedures with respect to its executive level employees.

         5. Expenses. The Employee shall be reimbursed by the Company for all reasonable expenses incurred by him in connection with the performance of his duties hereunder in accordance with policies established by the Board of Directors of the Company from time to time and upon receipt of appropriate documentation.

         6. Termination. The employment of the Employee hereunder shall automatically terminate at the end of the Employment Term. The employment of the Employee hereunder may also be terminated prior to the end of the Employment Term under the following circumstances:

         (a) Death or Disability. The Employment Term shall terminate upon the death or Disability of the Employee. For purposes of this Agreement, "Disability" occurs if the Employee is unable to perform his duties, pursuant to this Agreement, on a full-time basis because of mental or physical incapacity, including, without limitation, alcoholism or drug abuse, which requires a leave of absence in excess of thirty (30) consecutive days. In the event the Employee is a "Qualified Individual with a Disability," as defined in the Americans with Disabilities Act, the Company shall not terminate the Employee's employment hereunder if the Employee is able to perform the essential functions of the Employee's job with reasonable accommodation from the Company.

         (b) With "Cause." For purposes of this Agreement, the Company shall have "Cause" to terminate the Employee's employment hereunder upon the occurrence of any of the following: (i) embezzlement, theft or other misappropriation of any property of the Company or any of its subsidiaries by the Employee, (ii) gross or willful misconduct by the Employee resulting in substantial loss to the Company or any of its subsidiaries or substantial damage to the reputation of the Company or any of its subsidiaries, (iii) any act by the Employee involving moral turpitude which results in a conviction of, or a pleading nolo contenders to, a felony or other crime involving moral turpitude, fraud or misrepresentation, (iv) willful and continued failure or neglect by the Employee to substantially perform his assigned duties to the Company or any of its subsidiaries, (v) gross breach of the Employee's fiduciary obligations to the Company or any of its subsidiaries, (vi) any chemical dependence which materially affects the performance of the Employee's duties and responsibilities to the Company or any of its subsidiaries, or (vii) commission of a felony or a crime by the Employee involving moral turpitude or the commission of any other significant act by the Employee involving dishonesty, disloyalty or fraud with respect to the Company; provided that in the case of the misconduct set forth in clauses (iv) and (vi) above, such misconduct shall continue for a period of 15 days following written notice thereof by the Company to the Employee.


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         (c)      Without "Cause." Notwithstanding any provisions of this
Agreement to the contrary, the Company may terminate the Employee's employment hereunder for any reason other than those specified in the foregoing paragraphs
(a) and (b), or for no reason, at any time during the Employment Term, effective upon delivery of two (2) day's notice by the Company.

         (d) Voluntary Resignation. The Employee may terminate his employment hereunder at any time during the Employment Term subject only to the requirement that the Employee shall provide the Company with a minimum of thirty (30) days prior written notice.

         (e) With "Good Reason." Notwithstanding any provision of this Agreement to the contrary, the Employee may terminate his employment hereunder for Good Reason, subject to the requirement that the Employee shall provide the Company with a minimum of two (2) weeks prior written notice. For purposes of this Agreement, the Employee shall have "Good Reason" to terminate his employment hereunder upon the occurrence, without the Employee's written consent, of any of the following: (i) a significant change in the nature or scope of the Employee's duties from those described in Section 1 above, including a material demotion or any assignment of duties materially and adversely inconsistent with Employee's position as Chief Executive Officer, (except in connection with the termination of Employee's employment for Cause or due to Disability or as a result of Employee's death, or temporarily as a result of Employee's illness or other absence); (ii) a failure by the Company to pay to the Employee any amounts due under this Agreement in accordance with the terms hereof, which failure is not cured within fifteen (15) days following receipt by the Company of notice from the Employee of such failure; (iii) any other material breach by the Company of this Agreement that remains uncured for fifteen (15) days after written notice thereof by the Employee to the Company; or (iv) the conversion of the chapter 11 case of e.Volve Technology Group, Inc. to a chapter 7 case, through no fault of the Employee; provided, however, that with respect to a termination under (iv), a minimum of five (5) business days prior written notice is necessary.

         7. Compensation upon Termination. The Employee shall be entitled to the following compensation from the Company, in lieu of all other sums owed or payable to the Employee hereunder, upon the termination of the Employee's employment during the Employment Term of this Agreement.

         (a) Death or Disability. In the event of the death or Disability of the Employee during the Employment Term, except for amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company, the Company shall have no obligation to make payments to the Employee or his estate, in accordance with the provisions of
Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates on account of death or Disability.

         (b) With Cause. In the event that the Employee's employment is terminated by the Company for Cause, except for the amounts of base salary and accrued vacation time


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earned by the Employee as of the date of termination but not yet paid by the
Company, the Company shall have no obligation to make payments to the Employee, in accordance with the provisions of Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates.

         (c) Without Cause. In the event that the Employee's employment is terminated by the Company without Cause at any time during the Employment Term, the Employee shall be entitled to receive upon delivery to the Company of a general release and waiver releasing the Company of all claims of the Employee
(1) an amount equal to his base salary, then in effect, for the remainder of the Employment Term (the "Severance Period"), such amount to be payable, at the Company's option, in a lump sum on the date of termination or the date on which the Employment Term expires, as the case may be, or ratably over the Severance Period and (2) the amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4.

         (d) Voluntary Resignation. In the event that the Employee's employment is terminated by the Employee pursuant to Section 6(d), except for amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4, the Company shall have no obligation to make payments to the Employee, in accordance with the provisions of Section 4 or otherwise, for the periods after the date the Employee's employment with the Company terminates on account of voluntary resignation. Notwithstanding any provision of this Agreement to the contrary, if the Employee's employment with the Company terminates on account of voluntary resignation for Good Reason, the Employee shall be entitled to receive (1) an amount equal to his base salary, then in effect, for the Severance Period, such amount to be payable, at the Company's option, in a lump sum on the date of termination, or ratably over the Severance Period and (2) the amounts of base salary and accrued vacation time earned by the Employee as of the date of termination but not yet paid by the Company pursuant to Section 4.

         8.       Non-Competition and Non-Solicitation.

         (a)      (i)      The Employee acknowledges that as a result of his
employment by the Company, the Employee will acquire knowledge of the trade and proprietary and confidential information as to the Company and its Affiliates and will create relationships with customers, suppliers and other persons dealing with the Company and its Affiliates and the Company and its Affiliates will suffer substantial damage, which would be difficult to ascertain and is not compensable by monetary damages, if the Employee should use such trade secrets or other proprietary and confidential information or take advantage of such relationship and that because of the nature of the information that will be known to the Employee and the relationships created, it is necessary for the Company and its Affiliates to be protected by the prohibition against Competition as set forth herein.

                  (ii) The Employee acknowledges that the retention of nonclerical employees employed by the Company and its Affiliates in which the Company and its Affiliates have invested training and depend on for the operation of their businesses is


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important to the businesses of the Company and its Affiliates, that the
Employee will obtain unique information as to such employees and will develop unique relationships with such persons as a result of being an employee of the Company and, therefore, it is necessary for the Company and its Affiliates to be protected from the Employee's Solicitation (as defined below) of such employees as set forth below.

                  (iii) The Employee acknowledges that the provisions of this Agreement are reasonable and necessary for the protection of the businesses of the Company and its Affiliates and that part of the compensation paid under this Agreement and the agreement to pay compensation upon termination in certain instances is in consideration for the agreements in this
Section 8.

         (b) For the purposes of this Agreement, "Competition" shall mean: participating, directly or indirectly, as an individual proprietor, partner, stockholder, officer, employee, director, joint venturer, investor, lender, consultant or in any capacity whatsoever (within the United States of America, or in any country where the Company or its Affiliates do business) in a Competing Business (as defined below); provided, however, that such participation shall not include (i) the mere ownership of not more than three percent (3%) of the total outstanding stock of a publicly held company; or (ii) any activity engaged in with the prior written approval of the Board of Directors of the Company.

                  For the purposes of this Agreement, "Competing Business" shall mean any continuing line of business engaged in by the Company and/or its subsidiaries and/or any entity in which the Company and/or its subsidiaries holds securities (other than entities in which the Company or its subsidiaries make a nominal investment) (i) from time to time (while Employee is employed by the Company) or (ii) at the time of termination (upon termination of Employee's employment), including the origination, transmission and termination of domestic and international voice traffic.

                  For the purposes of this Agreement, "Affiliate" of the Company shall mean any Person directly or indirectly controlling, controlled by, or under common control with, the Company; provided that, for the purposes of this definition, "control" (including with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to the Company, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and polices of the Company, whether through the ownership of voting securities or other equity interests, by contract or otherwise.

                  For purposes of this Agreement, "Person" shall mean and include an individual, a partnership, a limited liability company, a joint venture, a corporation, a trust, an unincorporated organization, a group and a government or other department or agency thereof.

         (c) For purposes of this Agreement, "Solicitation" shall mean: recruiting, soliciting or inducing, of any nonclerical employee or employees of the Company or its Affiliates to terminate their employment with, or otherwise cease their relationship with, the Company or its Affiliates or hiring or assisting another person or entity to hire any nonclerical employee of the Company or its Affiliates or any person who within twelve


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(12) months before had been a nonclerical employee of the Company or its
Affiliates and were recruited or solicited for such employment or other retention while an employee of the Company, provided, however, that Solicitation shall not include any of the foregoing activities engaged in with the prior written approval of the Board of Directors of the Company.

         (d) If any restriction set forth with regard to Competition or Solicitation is found by any court of competent jurisdiction, or in arbitration, to be unenforceable because it extends for too long a period of time or over too great a range of activities or in too broad a geographic area, it shall be interpreted to extend over the maximum period of time, range of activities or geographic area as to which it may be enforceable. If any provision of this Section 8 shall be declared to be invalid or unenforceable, in whole or in part, as a result of the foregoing, as a result of public policy or for any other reason, such invalidity shall not affect the remaining provisions of this Section 8 which shall remain in full force and effect.

         (e) During the Employment Term and for six (6) months following a termination of Employee's employment for any reason whatsoever, whether by the Company or by the Employee and whether or not with Cause, Good Reason or non-extension of the Employment Term, the Employee will not engage in Solicitation.

         (f) During the Employment Term and for the Restricted Period (as hereafter defined) following a termination of Employee's employment, Employee will not engage in Competition with the Company. The "Restricted Period" shall mean (i) for a termination for Cause by the Company, or without Good Reason by the Employee, six (6) months following the date of termination and (ii) for termination without Cause by the Company, or for Good Reason by the Employee, the period in which the Company is making payments to Employee as specified in
Section 7 above.

         (g) In the event of a breach or potential breach of this Section 8, Employee acknowledges that the Company and its Affiliates will be caused irreparable injury and that money damages may not be an adequate remedy and agree that the Company and its Affiliates shall be entitled to injunctive relief (in addition to its other remedies at law) to have the provisions of this Section 8 enforced. It is hereby acknowledged that the provisions of this
Section 8 are for the benefit of the Company and all of the Affiliates of the Company and each such entity may enforce the provisions of this Section 8 and only the applicable entity can waive the rights hereunder with respect to its confidential information and employees.

         (h) Furthermore, in addition to and not in limitation of any other remedies provided herein or at law or in equity, in the event of breach of this Section 8 by the Employee, while he is receiving amounts under Section 7(c) or (d) hereof, the Employee shall not be entitled to receive any future amounts pursuant to Section 7(c) or (d) hereof and shall reimburse the Company for any amounts previously paid to the Employee pursuant to Section 7(c) or (d) hereof.

         9. Confidential Information, Inventions and Trade Secrets. As a condition to the effectiveness of this Agreement, the Employee shall enter into a Confidential


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Information and Invention Assignment Agreement, substantially in the form of
Annex A attached hereto.

         10.      Arbitration.

         (a)      (i)      Any dispute, controversy or claim arising out of,
relating to, or in connection with, this contract, or the breach, termination or validity thereof, shall be finally settled by arbitration. The arbitration shall be conducted in accordance with the Commercial Arbitration Rules of the American Arbitration Association in effect at the time of the arbitration, except as they may be modified herein or by mutual agreement of the parties. The seat of the arbitration shall be Dallas, Texas. Notwithstanding Section 12(c), the arbitration and this clause shall be governed by the Federal Arbitration Act, 9 U.S.C. ss.ss. 1 et seq.

                  (ii) The arbitration shall be conducted by three arbitrators. The party initiating arbitration (the "Claimant") shall appoint an arbitrator in its request for arbitration (the "Request"). The other party (the "Respondent") shall appoint an arbitrator within 30 days of receipt of the Request and shall notify the Claimant of such appointment in writing. If within 30 days of receipt of the Request by the Respondent, either party has not appointed an arbitrator, then the arbitrator shall be appointed by the American Arbitration Association. The first two arbitrators appointed in accordance with this provision shall appoint a third arbitrator within 30 days after the Respondent has notified Claimant of the appointment of the Respondent's arbitrator or, in the event of a failure by a party to appoint, within 30 days after the American Arbitration Association has notified the parties and any arbitrator already appointed of its appointment of an arbitrator on behalf of the party failing to appoint. When the third arbitrator has accepted the appointment, the two arbitrators making the appointment shall promptly notify the parties of the appointment. If the first two arbitrators appointed fail to appoint a third arbitrator or so to notify the parties of the appointment, the American Arbitration Association shall appoint the third arbitrator and shall promptly notify the parties of the appointment. The third arbitrator shall act as Chair of the tribunal.

                  (iii) The arbitral award shall be in writing, state the reasons for the award, and be final and binding on the parties. The award shall include an award of costs, as set forth in Section 10(iv) below, including the costs and expenses of the arbitration. Judgment upon the award may be entered by any court having jurisdiction thereof or having jurisdiction over the relevant party or its assets. A request for interim measures by a party to a court shall not be deemed incompatible with, or a waiver of, this agreement to arbitrate.

                  (iv) Enforcement Costs. In the event that either the Company or the Employee initiates an arbitration, in accordance with this
Section 10, to enforce any provision or term of this Agreement, the costs and expenses of the arbitration (excluding attorneys fees) of the prevailing party shall be paid by the other party. A party shall be deemed to have prevailed if such arbitration is concluded pursuant to an order, award or final judgment of the arbitrators which is not subject to a modification, an appeal, a


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settlement agreement or a dismissal of the principle claims. Each party shall pay its own attorney's fees.

         11. Notice. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duty given on the day they are personally delivered (return receipt requested), one (1) day after they are sent by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours, or three (3) days after they are sent by certified mail with postage prepaid (return receipt requested) to the following addresses (or at such other address for a party as shall be specified by like notice):

                  If to the Employee:

                  Steven R. Loglisci
                  3110 Thomas Avenue, No. 531
                  Dallas, TX 75204

                  If to the Company:

                  Novo Networks Operating Corp.
                  300 Crescent Court, Suite 1760
                  Dallas, TX 75201
                  Attn: Stuart J. Chasanoff, Esquire

                  With a copy to:

                  The Bayard Firm, P.A.
                  222 Delaware Avenue, Suite 900
                  Wilmington, DE 19801
                  Attn: Jeffrey M. Schlerf, Esquire

         12.      General.

         (a) Construction and Severability. If any provision of this Agreement shall be held invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired, and the parties undertake to implement all efforts which are necessary, desirable and sufficient to amend, supplement or substitute all and any such invalid, illegal or unenforceable provisions with enforceable and valid provisions which would produce as nearly as may be possible the result previously intended by the parties without renegotiation of any material terms and conditions stipulated therein.

         (b) Assignability. The Employee may not assign his interest in or delegate his duties under this Agreement. Notwithstanding anything else in this Agreement to the contrary, the Company may assign this Agreement to and all rights hereunder shall inure to the benefit of any person, firm or corporation succeeding to all or substantially all of the business or assets of the Company by purchase, merger or consolidation.


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         (c)      Governing Law. This Agreement shall be governed in all
respects, including as to validity, interpretation, construction, performance and effect, by the laws of the State of Texas applicable to contracts executed and to be performed entirely within said state.

         (d) Binding Effect. This Agreement is for the employment of the Employee, personally, and for the services to be rendered by him must be rendered by him and no other person. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns.

         (e) Entire Agreement, Modification. This Agreement contains the entire agreement of the parties hereto with respect to the subject matter hereof and may not be modified or amended in any way except in writing by the parties hereto.

         (f) Duration. Notwithstanding the term of employment hereunder, this Agreement shall continue for so long as any obligations remain under this Agreement.

         (g) Survival. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall survive and, shall continue to be binding upon Employee notwithstanding the termination of this Agreement for any reason whatsoever. The covenants set forth in Sections 6, 8 and 9 of this Agreement shall be deemed and construed as separate agreements independent of any other provision of this Agreement. The existence of any claim or cause of action by Employee against Company, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by Company of any or all covenants. It is expressly agreed that the remedy at law for the breach or any such covenant is inadequate and that injunctive relief shall be available to prevent the breach or any threatened breach thereof.

         IN WITNESS WHEREOF, the parties hereto, intending to be legally bound, have hereunto executed this Agreement the day and year first written above.



                                    NOVO NETWORKS OPERATING CORP.


                                    By: /s/ Stuart J. Chasanoff
                                       ----------------------------------------
                                       Name: Stuart J. Chasanoff, Director
                                       Title: Senior Vice President, General
                                              Counsel and Secretary



                                    EMPLOYEE

                                    By: /s/ Steven R. Loglisci
                                       ----------------------------------------
                                       Steven R. Loglisci


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                                                                      SCHEDULE 3
                                                         to Employment Agreement

                                EMPLOYMENT TERM

         The Employment Term shall be for four (4) months commencing on the date of this agreement. The parties, by prior agreement, may extend the term.

                                                                   SCHEDULE 4(A)
                                                        to Employment Agreement

                                     SALARY

BASE SALARY

The monthly salary shall be thirty thousand and no/100 ($30,000.00) dollars.

                                                                         ANNEX A
                                                         to Employment Agreement

         This CONFIDENTIAL INFORMATION AND INVENTION ASSIGNMENT AGREEMENT (the "Agreement") is MADE BETWEEN e.Volve Technology Group. Inc. (the "Company") and the undersigned employee.

         In consideration of my employment with the Company (which for purposes of this Agreement shall be deemed to include any subsidiaries or Affiliates of the Company), the receipt of confidential information while associated with the Company, and other good and valuable consideration, I, the undersigned individual, agree that:

         1. Term of Agreement. This Agreement shall continue in full force and effect for the duration of my employment by the Company (the "Period of Employment") and shall continue thereafter until terminated through a written instrument signed by both parties.

         2.       Confidentiality.

         (a) Definitions. "Proprietary Information" is all information and any idea whatever form, tangible or intangible, pertaining in any manner to the business of the Company, or any of its Affiliates, or its employees, clients, consultants, or business associates, which was produced by any employee or consultant of the Company in the course of his or her employment or consulting relationship with the Company or otherwise produced or acquired by or on behalf of the Company. All Proprietary Information not generally known outside of the Company's organization, and all Proprietary Information so known only through improper means, shall be deemed "Confidential Information." By example and without limiting the foregoing definition, Proprietary and Confidential Information shall include, but not be limited to:

                  (i) formulas, research and development techniques, processes, trade secrets, computer programs, software, hardware, electronic codes, mask works, inventions, innovations, patents, patent applications, discoveries, improvements, data, know-how, formats, test results, and research projects;

                  (ii) information about pricing, costs, profits, markets, sales, contracts and lists of customers, and distributors;

                  (iii)    business, financial, marketing, and strategic plans;

                  (iv) forecasts, unpublished financial information, budgets, projections, and customer identities, characteristics, data, and agreements; and

                  (v) employee personnel files and compensation information.

         Confidential Information is to be broadly defined, and includes all information that has or could have commercial value or other utility in the business in which the Company is engaged or contemplates engaging, and all information of which the unauthorized disclosure could be detrimental to the interests of the Company, whether or not such information is identified as Confidential information by the Company.

         (b) Existence of Confidential Information. The Company owns and has developed and compiled, and will continue to develop and compile, certain trade secrets, proprietary techniques and other Confidential Information which have great value to its business. This Confidential Information includes not only information disclosed by the Company to me, but also information developed or learned by me during the course of my employment with the Company.

         (c) Protection of Confidential Information. I will not, directly or indirectly, use, make available, sell, disclose or otherwise communicate to any third party, other than in my assigned duties and for the benefit of the Company, any of the Company's Confidential Information, at any time during or, after my employment with the Company. In the event I desire to publish the results of my work for the Company through literature or speeches, I will submit such literature or speeches to the Board of Directors of the Company at least ten (10) days before dissemination of such information for a determination of whether such disclosure may alter trade secret status, may be highly prejudicial to the interests of the Company, or may constitute an invasion of its privacy. I agree not to publish, disclose or otherwise disseminate such information without prior written approval of the Board of Directors of the Company. I acknowledge that I am aware that the unauthorized disclosure of Confidential Information of the Company may be highly prejudicial to its interests, an invasion of privacy, and an improper disclosure of trade secrets.

         (d) Delivery of Confidential Information. Upon request or when my employment with the Company terminates for any reason, I will immediately deliver to the Company all copies of any and all materials and writings received from, created for, or belonging to the Company including, but not limited to, those which relate to or contain Confidential Information.

         (e) Location and Reproduction. I shall maintain at my work station and/or any other place under my control only such Confidential Information as I have a current "need to know." I shall return to the appropriate person or location or otherwise properly dispose of Confidential Information once that need to know no longer exists. I shall not make copies of or otherwise reproduce Confidential Information unless there is a legitimate business need of the Company for reproduction.

         (f) Prior Actions and Knowledge. I represent and warrant that, from the time of my first contact with the Company, I have held in strict confidence all Confidential Information and have not disclosed any Confidential Information, directly or indirectly, to anyone outside the Company, or used, copied, published, or summarized any Confidential Information, except to the extent otherwise permitted in this Agreement.

         (g) Third-Party Information. I acknowledge that the Company has received and in the future will receive from third parties their confidential information subject to a duty on the Company's part to maintain the confidentiality of such information and to use it only for certain limited purposes. I agree that, during the Period of Employment and thereafter, I will hold all such confidential information in the strictest confidence and not to disclose or use


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

it, except as necessary to perform my obligations hereunder and as is consistent with the Company's agreement with such third parties.

         (h) Third Parties. I represent that my employment with the Company does not and will not breach any agreements with or duties to a former employer or any other third party. I will not disclose to the Company or use on its behalf any confidential information belonging to others and I will not bring onto the premises of the Company any confidential information belonging to any such party unless consented to in writing by such party.

         I acknowledge that the Company would not hire me or give me access to Confidential or Proprietary Information, but for my covenants contained in this
Section 2.

         3.       Proprietary Rights, Inventions and New Ideas.

         (a) Definition. The term "Subject Ideas or Inventions" includes any and all ideas, processes, trademarks, service marks, inventions, designs, technologies, computer hardware or software, original works of authorship, formulas, discoveries, patents, copyrights, copyrightable works, products, marketing and business ideas, and all improvements, knowhow, data, rights, and claims related to the foregoing that, whether or not patentable, which are conceived, developed or created which: (i) relate to the Company's current or contemplated business or activities: (ii) relate to the Company's actual or demonstrably anticipated research or development; (iii) result from any work performed by me for the Company no matter where the work is or was performed;
(iv) involve the use of the Company's equipment, supplies, facilities or trade secrets; (v) result from or are suggested by any work done by the Company or at the Company's request, or any projects specifically assigned to me, or (vi) result from my access to any of the Company's memoranda, notes, records, drawings, sketches, models, maps, customer lists, research results, data, formulae, specifications, inventions, processes, Confidential Information, equipment, or other materials (collectively, "Company Materials").

         (b) Company Ownership. All right, title and interest in and to all Subject Ideas and Inventions, including but not limited to all registrable and patent rights which may subsist therein, shall be held and owned solely by the Company, and where applicable, all Subject Ideas and Inventions shall be considered works made for hire. I shall mark all Subject Ideas and Inventions with the Company's copyright or other proprietary notice as directed by the Company and shall take all actions deemed necessary by the Company to protect the Company's rights therein. In the event that the Subject Ideas and Inventions shall be deemed not to constitute works made for hire, or in the event that I should otherwise, by operation of law, be deemed to retain any rights (whether moral rights or otherwise) to any Subject Ideas and Inventions. I agree to assign to the Company, without further consideration, my entire right, title and interest in and to each and every such Subject Idea and Invention.

         (c) Maintenance of Records. I agree to keep and maintain adequate and current written records of all Subject Ideas and Inventions and their development made by me (solely or jointly with others) during the term of my employment with the Company. These records will be in the form of notes, sketches, drawings, and any other format that may be specified by the Company. These records will be available to and remain the sole property of the Company at all times. I agree that all copies of any documents or materials related to

Subject Ideas and Inventions will remain with the Company after my termination (for whatever reason).

         (d) Determination of Subject Ideas and Inventions. I further agree that all information and records pertaining to any idea, process, trademark, service mark, invention, technology, computer hardware or software, original work of authorship, design, formula, discovery, patent, copyright, product, and all improvements, know-how, rights, and claims related to the foregoing ("Intellectual Property"), that I do not believe to be a Subject Idea or Invention, but that is conceived, developed, or reduced to practice by the Company (alone by me or with others) during the Period of Employment and for one
(1) year thereafter, shall be disclosed promptly by me to the Company (such disclosure to be received in confidence). The Company shall examine such information to determine if in fact the Intellectual Property is a Subject Idea or Invention subject to this Agreement.

         (e) Access. Because of the difficulty of establishing when any Subject Ideas or Inventions are first conceived by me, or whether they result from my access to Confidential Information or Company Materials, I agree that any Subject Idea and Invention shall, among other circumstances, be deemed to have resulted from my access to Company Materials if: (i) it grew out of or resulted from my work with the Company or is related to the business of the Company, and (ii) it is made, used, sold, exploited or reduced to practice, or an application for patent, trademark, copyright or other proprietary protection is filed thereon, by me or with my significant aid, within one (1) year after termination of the Period of Employment.

         (f) Assistance. I further agree to assist the Company in every proper way (but at the Company's expense) to obtain and from time to time enforce patents, copyrights or other rights or registrations on said Subject Ideas and Inventions in any and all countries, and to that end will execute all documents necessary:

                  (i) to apply for, obtain and vest in the name of the Company alone (unless the Company otherwise directs) letters patent, copyrights or other analogous protection in any country throughout the world and when so obtained or vested to renew and restore the same; and

                  (ii) to defend any opposition proceedings in respect of such applications and any opposition proceedings or petitions or applications for revocation of such letters patent, copyright or other analogous protection; and

                  (iii) to cooperate with the Company (but at the Company's expense) in any enforcement or infringement proceeding on such letters patent, copyright or other analogous protection.

         (g) Authorization to Company. In the event the Company is unable, after reasonable effort, to secure my signature on any patent, copyright or other analogous protection relating to a Subject Idea and Invention, whether because of my physical or mental incapacity or for any other reason whatsoever. I hereby irrevocably designate and appoint the Company and its duly authorized officers and agents as my agent and attorney-in-fact, to act for and on my behalf and stead to execute and file any such application, applications or other documents and to do all other lawfully permitted acts to further the prosecution, issuance, and enforcement of letters patent, copyright or other analogous rights or protections thereon with the same legal force and effect as if executed by me. My obligation to assist the Company in obtaining and enforcing patents and copyrights for Subject Ideas and Inventions in any and all countries shall continue beyond the termination of my relationship with the Company, but the Company shall compensate me at a reasonable rate after such termination for time actually spent by me at the Company's request on such assistance.

         (h) Exclusion. I acknowledge that there are no currently existing ideas, processes, inventions, discoveries, marketing or business ideas or improvements which I desire to exclude from the operation of this Agreement. To the best of my knowledge, there is no other contract to assign inventions, trademarks, copyrights, ideas, processes, discoveries or other intellectual property that is now in existence between me and any other person (including any business or governmental entity).

         (i) No Use of Name. I shall not at any time use the Company's name or any of the Company trademark(s) or trade names) in any advertising or publicity without the prior written consent of the Company.

         (j) Acknowledgment. I acknowledge that the Company would not hire me but for my covenants contained in these Sections.

         4. Representations and Warranties. I represent and warrant (i) that I have no obligations, legal, contractual, or otherwise, inconsistent with the terms of this Agreement or with my undertaking a relationship with the Company; (ii) that the performance of the services called for by this Agreement do not and will not violate any applicable law, rule or regulation or any proprietary or other right of any third party; (iii) that I will not use in the performance of my responsibilities for the Company any materials or documents of a former employer; and (iv) that I have not entered into and will not enter into any agreement (whether oral or written) in conflict with this Agreement.

         5.       Termination Obligations.

         (a) Upon the termination of my relationship with the Company (for whatever reason) or promptly upon the Company's request, I shall surrender to the Company all equipment, tangible Proprietary Information, Confidential Information, documents, books, notebooks, records, reports, notes, memoranda, drawings, sketches, models, maps, contracts, lists, computer disks (and other computer-generated tiles and data), any other data and records of any kind, and copies thereof (collectively, "Company Records"), created on any medium and furnished to, obtained by, or prepared by myself in the course of or incident to my employment, that are in my possession or under my control.

         (b) My representations, warranties, and obligations contained in this Agreement shall survive the termination of my employment with the Company.

         (c) Following any termination of the Period of Employment, I will fully cooperate with the Company in all matters relating to my continuing obligations under this Agreement.

         (d) Upon the termination of my employment with the Company, and at all times thereafter, I hereby grant consent to notification by the Company to my new employer about my rights and obligations under this Agreement.

         (e) Upon termination of the Period of Employment, I will execute a Certificate acknowledging compliance with this Agreement in the form reasonably provided by the Company.

         6. Injunctive Relief. I acknowledge that my failure to carry out any obligation under this Agreement, or a breach by me of any provision herein, will constitute immediate and irreparable damage to the Company, which cannot be fully and adequately compensated in money damages and which will warrant preliminary and other injunctive relief, an order for specific performance, and other equitable relief. I further agree that no bond or other security shall be required in obtaining such equitable relief and I hereby consent to the issuance of such injunction and to the ordering of specific performance. I also understand that other legal and equitable action may be taken and remedies enforced against me.

         7. Modification. No modification of this Agreement shall be valid unless made in writing and signed by both parties. Any such writing may only be signed on behalf of the Company by the President of the Company.

         8. Binding Effect. This Agreement shall be binding upon me, my heirs, executors, assigns and administrators and is for the benefit of the Company and its successors and assigns.

         9. Arbitration. Any dispute or controversy arising out of or relating to any interpretation, construction, performance or breach of this Agreement, shall be settled by arbitration to be held in Dallas, Texas in accordance with the rules then in effect of the American Arbitration Association. The arbitrator may grant injunctions or any other relief in such dispute or controversy. The decision of the arbitrator shall be final, conclusive and binding on the parties to the arbitration. Judgment may be entered on the arbitrator's decision in any court having jurisdiction; provided, however, that the arbitrator shall not have the power to alter or amend this Agreement.

         10. Governing Law. This Agreement shall be construed in accordance with, and all actions arising under or in connection therewith shall be governed by, the internal laws of the State of Texas (without reference to conflict of law principles).

         11. Integration. This Agreement sets forth the parties' mutual rights and obligations with respect to Proprietary Information, Confidential Information, prohibited competition, and intellectual property. It is intended to be the final, complete, and exclusive statement of the terms of the parties' agreements regarding these subjects. This Agreement supersedes all other prior and contemporaneous agreements and statements on these subjects, and it may not be contradicted by evidence of any prior or contemporaneous statements or agreements. To the extent that the practices, policies, or procedures of the Company, now or in the future, apply to myself and are inconsistent with the terms of this Agreement, the provisions of this Agreement shall control unless changed in writing by the Company.

         12. Employment at Will. This Agreement is not an employment agreement. I understand that the Company may terminate my association or employment with it at any time, with or without cause, subject to the terms of any separate written employment agreement, if any, executed by a duly authorized officer of the Company.

         13. Construction. This Agreement shall be construed as a whole, according to its fair meaning, and not in favor of or against any party. By way of example and not limitation, this Agreement shall not be construed against the party responsible for any language in this Agreement. The headings of the paragraphs hereof are inserted for convenience only, and do not constitute part of and shall not be used to interpret this Agreement.

         14. Attorneys' Fees. Should either I or the Company, or any heir, personal representative, successor or permitted assign of either party, resort to legal proceedings to enforce this Agreement, the prevailing party in such legal proceeding as determined by the arbitrator or other trier of fact, shall be awarded, in addition to such other relief as may be granted, attorneys' fees and costs incurred in connection with such proceeding.

         15. Severability. If any term, provision, covenant or condition of this Agreement, or the application thereof to any person, place or circumstance, shall be held to be invalid, unenforceable or void, the remainder of this Agreement and such term, provision, covenant or condition as applied to other persons, places and circumstances shall remain in full force and effect.

         16. Rights Cumulative. The rights and remedies provided by this Agreement are cumulative, and the exercise of any right or remedy by either the Company or me (or by that party's successor), whether pursuant hereto, to any other agreement, or to law, shall not preclude or waive that party's right to exercise any or all other rights and remedies. This Agreement will inure to the benefit of the Company and its successors and assigns.

         17. Nonwaiver. The failure of either the Company or me, whether purposeful or otherwise, to exercise in any instance any right, power or privilege under this Agreement or under law shall not constitute a waiver of any other right, power or privilege, nor of the same right, power or privilege in any other instance. Any waiver by the Company or by me must be in writing and signed by either myself, if I am seeking to waive any of my rights under this Agreement, or by an officer of the Company (other than me) or some other person duly authorized by the Company.

         18. Notices. All notices, objections and other communications hereunder shall be in writing and shall be deemed to have been duly given if personally delivered (return receipt requested) or mailed by certified mail (return receipt requested) or by Federal Express or another nationally recognized courier service or by facsimile transmission upon electronic confirmation of receipt thereof during normal business hours at the following addresses (or at such other address for a party as shall be specified by like notice):

         If to the Employee:

         Steven R. Loglisci
         3110 Thomas Avenue, No. 531
         Dallas, TX 75204


         If to the Company:

         Novo Networks Operating Corp.
         300 Crescent Court, Suite 1760
         Dallas, TX 75201
         Attn: Stuart J. Chasanoff, Esquire


         With a copy to:

         The Bayard Firm, P.A.
         222 Delaware Avenue, Suite 900
         Wilmington, DE 19801
         Attn: Jeffrey M. Schlerf, Esquire

         19. Date of Effectiveness. This Agreement shall be deemed effective as of the commencement of my employment with the Company.

         20. Agreement to Perform Necessary Acts. I agree to perform any further acts and execute and deliver any documents that may be reasonably necessary to carry out the provisions of this Agreement.

         21. Assignment. This Agreement may not be assigned without the Company's prior written consent. The Company may assign its rights under this Agreement.

         22. Compliance with Law. I agree to abide by all federal, state, and local laws, ordinances and regulations.

         23. Employee Acknowledgment. I acknowledge that I have had the opportunity to consult legal counsel in regard to this Agreement, that I have read and understand this Agreement, that I am fully aware of its legal effect, and that I have entered into it freely and voluntarily and based on my own judgment and not on any representations or promises other than those contained in this Agreement.

         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date set forth below.

         CAUTION: THIS AGREEMENT CREATES IMPORTANT OBLIGATIONS OF TRUST AND AFFECTS THE EMPLOYEE'S RIGHTS TO INVENTIONS AND OTHER INTELLECTUAL PROPERTY THE EMPLOYEE MAY DEVELOP DURING HIS OR HER EMPLOYMENT.

Dated: July 17 , 2001

                                                    /s/ Steven R. Loglisci
                                                    ----------------------------
                                                    Steven R. Loglisci


NOVO NETWORKS OPERATING CORP.

By  /s/ Stuart J. Chasanoff
    -------------------------------------
    Name: Stuart J. Chasanoff, Director
    Title: Senior Vice President, General
             Counsel and Secretary